Exhibit 5.1

TULCHINSKY-STERN & Co., LAW OFFICES

14 ABBA-HILLEL ROAD, RAMAT-GAN 52506

TEL. 972-3-7519181, FAX. 972-3-7511127

E-MAIL: tel@tslaw.co.il

5 HAFAZDI ST. JERUSALEM 95484

TEL. 972-2-6511919, FAX. 972-2-6513133

E-Mail: jer@tslaw.co.il

January 31, 2006

Teva Pharmaceutical Industries Limited

5 Basel Street

Petach Tikvah 49131

Israel

Teva Pharmaceutical Finance Company, LLC

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Teva Pharmaceutical Finance Company B.V.

Schottegatweg Oost 29-D

Curacao, Netherlands Antilles

Ladies and Gentlemen:

We have acted as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), with respect to (1) the issuance and sale by Teva Pharmaceutical Finance Company, LLC, a limited liability company organized under the laws of the State of Delaware and an indirect, wholly owned subsidiary of the Guarantor (the “LLC”), of $500,000,000 in aggregate principal amount of its 5.550% Senior Notes due 2016 (the “2016 Senior Notes”), $1,000,000,000 in aggregate principal amount of its 6.150% Senior Notes due 2036 (the “2036 Senior Notes”), and $500,000,000 in aggregate principal amount of its 0.25% Convertible Senior Debentures due 2026 (the “LLC Converts”), (2) the issuance and sale by Teva Pharmaceutical Finance Company B.V., a private limited liability company organized under the laws of the Netherlands Antilles and an indirect, wholly owned subsidiary of the Guarantor (“Teva Finance”), of $750,000,000 in aggregate principal amount of its 1.75% Convertible Senior Debentures due 2026 (the “Teva Finance Converts” and together with the 2016 Senior Notes, the 2036 Senior Notes and the LLC Converts, the “Notes”), (3) the potential issuance and sale by the LLC pursuant to an over-allotment option granted to the underwriters of the LLC Converts of up to an additional $75,000,000 in aggregate principal amount of the LLC Converts (the “Optional LLC Converts”), (4) the potential issuance and sale by Teva Finance pursuant to an over-allotment option granted to the underwriters of the Teva Finance Converts of up to an additional $112,500,000 in aggregate principal amount of the Teva Finance Converts (the “Optional Teva Finance Converts”), (5) the Guarantor’s unconditional guarantees of the Notes (the “Guarantees”) and (6) the issuance and sale of such indeterminable number of the Guarantor’s American Depository Receipts (the “ADRs”), evidencing American Depository Shares (the “ADSs”) representing ordinary shares of the Guarantor, NIS 0.1 par value each (the “Ordinary Shares”), as may be required for issuance upon conversion of the LLC Converts, the Teva Finance Converts, the Optional LLC Converts and the Optional Teva Finance Converts. The 2016 Senior Notes and the 2036 Senior Notes have been issued pursuant to the Senior Indenture, dated January 31, 2006 (the “LLC Base Indenture”), as supplemented by the Second Supplemental Senior Indenture, dated January 31, 2006 (the “Second

TULCHINSKY-STERN & Co., LAW OFFICES

LLC Supplemental Indenture”), by and among the LLC, the Guarantor and The Bank of New York, as trustee (the “Trustee”). The LLC Converts have been issued pursuant to the LLC Base Indenture, as supplemented by the First Supplemental Senior Indenture, dated January 31, 2006 (the “First LLC Supplemental Indenture”), by and among the LLC, the Guarantor and the Trustee. The Teva Finance Converts have been issued pursuant to the Senior Indenture, dated January 31, 2006 (the “Teva Finance Base Indenture”), as supplemented by the First Supplemental Senior Indenture, dated January 31, 2006 (the “First Teva Finance Supplemental Indenture” and together with the Base Indenture, the Teva Finance Base Indenture, the First LLC Supplemental Indenture and the Second LLC Supplemental Indenture, the “Indentures”).

For purposes of the opinions hereinafter expressed, we have reviewed (i) the Registration Statement on Form F-3 (File No. 333-130534) filed by the Guarantor, the LLC, Teva Finance and other related issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 20, 2005, which became effective on December 20, 2005 (the “Registration Statement”), (ii) the prospectus of the Guarantor, the LLC and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the 2016 Senior Notes and the 2036 Senior Notes, as filed in final form with the Commission on January 30, 2006, pursuant to Rule 424(b) under the Securities Act (the “Senior Notes Prospectus”), (iii) the prospectus of the Guarantor, the LLC and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the LLC Converts, as filed in final form with the Commission on January 30, 2006, pursuant to Rule 424(b) under the Securities Act (the “LLC Converts Prospectus”), (iv) the prospectus of the Guarantor, Teva Finance and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the Teva Finance Converts, as filed in final form with the Commission on January 30, 2006, pursuant to Rule 424(b) under the Securities Act (the “ Teva Finance Prospectus” and together with the Senior Notes Prospectus and the LLC Converts Prospectus, the “Prospectuses”), (v) the Indentures, (vi) the amended and restated deposit agreement, dated as of October 18, 2005, (the “Deposit Agreement”), among the Guarantor, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the Guarantor’s ADSs, (vii) the memorandum of association and the articles of association of the Guarantor, (viii) copies of the resolutions of the board of directors of the Guarantor, and (viii) such other corporate records, as well as such other material, as we have deemed necessary as a basis for the opinions expressed herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Our opinions set forth herein are based upon our consideration of only these statutes, rules and regulations of the state of Israel which, in our experience, are normally applicable to guarantors or issuers of securities of the nature of the Notes and the Ordinary Shares.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Indentures have been duly authorized by the Guarantor.

2.	The Guarantees has been duly authorized by the Guarantor.

3.	The Ordinary Shares have been duly and validly authorized and, when issued upon conversion of the LLC Converts, the Teva Finance Converts, the Optional LLC Converts or the Optional Teva Finance Converts in accordance with the terms of their respective Indentures, will be validly issued, fully paid and non-assessable.

4.	Under the choice of law or conflicts of law doctrines of Israel, a court, tribunal or other competent authority sitting in Israel has discretion but should apply to any claim or controversy arising under the Indentures, the Notes, the Guarantees or under the Deposit Agreement the law of the State of New York, which is the local law governing the Indentures, the Guarantees and the Deposit Agreement designated therein by the parties thereto, provided there are no reasons for declaring such designation void on the grounds of public policy or as being contrary to Israeli law.

We do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Israel, and we express no opinion herein as to the effect of any other laws.

TULCHINSKY-STERN & Co., LAW OFFICES

This opinion is being rendered solely in connection with the registration of the offering and sale of the Notes or the Ordinary Shares, pursuant to the registration requirements of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Guarantor’s Current Report on Form 6-K, which is incorporated by reference into the Registration Statement and the Prospectus. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Tulchinsky-Stern & Co. Law Offices

Tulchinsky-Stern & Co. Law Offices